                                                                   EXHIBIT 99.a7

                               AMENDMENT NO. 6 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                      OF AMERICAN CENTURY INVESTMENT TRUST

     THIS AMENDMENT NO. 6 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF
TRUST is made as of the 25th day of August, 2006 by the Trustees hereunder.

         WHEREAS, the Board of Trustees have executed an Amendment and
Restatement to the Agreement and Declaration of Trust dated March 26, 2004, amended June 14, 2004, May 1, 2005, June 30, 2005, December 12, 2005 and March
10, 2006;

         WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Investment Trust (the "Trust") to add two new
series titled Core Plus Fund and Short Duration Fund (the "New Series"), and

         WHEREAS, pursuant to Article VIII, Section 8 of the Declaration of
Trust, the Trustees wish to amend the Declaration of Trust to reflect this change.

         NOW, THEREFORE, BE IT RESOLVED, the Declaration of Trust is hereby amended, by deleting the text of Schedule A in its entirety and inserting in lieu thereof the attached Schedule A.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date written above.

TRUSTEES OF THE AMERICAN CENTURY INVESTMENT TRUST

/s/ Myron S. Scholes                   /s/ Ronald J. Gilson
----------------------------------     -----------------------------------------
Myron S. Scholes                       Ronald J. Gilson

/s/ Kathryn A. Hall                    /s/ William M. Lyons
----------------------------------     -----------------------------------------
Kathryn A. Hall                        William M. Lyons

/s/ John B. Shoven                     /s/ Jeanne D. Wohlers
----------------------------------     -----------------------------------------
John B. Shoven                         Jeanne D. Wohlers

/s/ John Freidenrich
----------------------------------
John Freidenrich

                                   Schedule A

                        AMERICAN CENTURY INVESTMENT TRUST

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

     Series                               Class           Date of Establishment
     ------                               -----           ---------------------

     Prime Money Market Fund             Investor               06/13/1993
                                         Advisor                06/01/1998
                                         A Class                05/08/2002
                                         B Class                05/08/2002
                                         C Class                05/01/2001

     Diversified Bond Fund               Investor               08/01/2001
                                         Advisor                08/01/2001
                                         Institutional          08/01/2001
                                         A Class                05/08/2002
                                         B Class                05/08/2002
                                         C Class                05/08/2002
                                         R Class                06/30/2005

     Premium Money Market Fund           Investor               08/01/2001

     High-Yield Fund                     Investor               05/08/2002
                                         Advisor                05/08/2002
                                         Institutional          06/14/2004
                                         A Class                05/08/2002
                                         B Class                05/08/2002
                                         C Class                05/08/2002
                                         R Class                06/30/2005

     Inflation Protection Bond Fund      Investor               05/01/2005
                                         Institutional          05/01/2005
                                         A Class                05/01/2005
                                         B Class                05/01/2005
                                         C Class                05/01/2005
                                         R Class                05/01/2005

     High-Yield Bond Fund                Investor               12/12/2005
                                         Institutional          12/12/2005
                                         A Class                12/12/2005
                                         B Class                12/12/2005
                                         C Class                12/12/2005
                                         R Class                12/12/2005

     Select Bond Fund                    Investor               12/12/2005
                                         Institutional          12/12/2005
                                         A Class                12/12/2005
                                         B Class                12/12/2005
                                         C Class                12/12/2005
                                         R Class                12/12/2005

     NT Diversified Bond Fund            Institutional          05/01/2006

     Series                               Class           Date of Establishment
     ------                               -----           ---------------------

     Core Plus Fund                      Investor               11/29/2006
                                         Institutional          11/29/2006
                                         A Class                11/29/2006
                                         B Class                11/29/2006
                                         C Class                11/29/2006
                                         R Class                11/29/2006

     Short Duration Fund                 Investor               11/29/2006
                                         Institutional          11/29/2006
                                         A Class                11/29/2006
                                         B Class                11/29/2006
                                         C Class                11/29/2006
                                         R Class                11/29/2006

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.